UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2014

PIZZA INN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                           75056
(Address of principal executive offices)                                                                           (Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On February 20, 2014, Pizza Inn Holdings, Inc. (the “Company”) entered into an Advisory Services Agreement (the “Agreement”) with NCM Services, Inc. (“NCMS”) pursuant to which NCMS will provide certain advisory and consulting services to the Company.  NCMS is indirectly owned and controlled by Mark E. Schwarz, the Chairman of the Company.  The term of the Agreement commenced December 30, 2013, and will continue for four fiscal quarters of the Company and quarterly thereafter until terminated by either party.  Pursuant to the Agreement, NCMS will be paid an initial fee of $150,000, quarterly fees of $50,000 and an additional fee of up to $50,000 per quarter not to exceed an aggregate of $100,000 in additional fees.  The quarterly and additional fees are waived if the Company is not in compliance with all financial covenants under its primary credit facility or to the extent that payment of those fees would result in non-compliance with such financial covenants.

The description of the Agreement set forth above is qualified in its entirety by reference to the Advisory Services Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.                      Financial Statements and Exhibits

(c) Exhibits.

10.1	Advisory Services Agreement between Pizza Inn Holdings, Inc. and NCM Services, Inc. dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIZZA INN HOLDINGS, INC.

Date: February 24, 2014	By: /s/ Randall E. Gier Randall E. Gier, President & Chief Executive Officer